Exhibit 99.1

NEWS RELEASE	For Immediate Release

Media Contacts:	Investor Contact
Shannon Bennett	Eric Rychel
216.910.3664	216.910.3229
shannon.bennett@aleris.com	eric.rychel@aleris.com

For Zhongwang USA
Jason Saragian	Ruth Pachman
216.910.3670	212-521-4800
jason.saragian@aleris.com	ruth.pachman@kekst.com

ALERIS TO BE ACQUIRED BY ZHONGWANG USA LLC

CLEVELAND, OH – August 29, 2016 – Aleris Corporation, a global aluminum rolled products producer, announced today that it has entered into a definitive agreement to be acquired by Zhongwang USA LLC, a company majority-owned and led by Mr. Liu Zhongtian, founder of China Zhongwang Holdings Limited (“China Zhongwang”, HKEX code: 01333). The aggregate value of Aleris amounts to $2.33 billion, comprising $1.11 billion in cash for the equity to be paid by Zhongwang USA, plus $1.22 billion in net debt.

Aleris will continue to be headquartered in Cleveland, Ohio, and will be operated as an independent entity. The Aleris management team will remain in place, providing continuity for Aleris employees and customers and supporting the continued implementation of the Aleris strategy.

Aleris will retain its name and continue to serve its customers with no changes to current operations, contracts or commitments. It will continue with the implementation of all strategic growth projects, including its major expansion project in Lewisport, Kentucky, which will enable Aleris to meet the North American automotive industry’s growing demand for aluminum auto body sheet.

“We are excited about this transition to strategic ownership as it will allow us to accelerate our strategy to expand our capabilities to support the production of high-value advanced materials for the global automotive and aerospace markets, while maintaining our position as a leading supplier to critical regional markets like building and construction,” said Sean Stack, President and CEO of Aleris. “We expect the transition to be seamless for our employees and customers, and that the new strategic shareholder will provide us with greater financial flexibility to continue to anticipate and meet the needs of our customers well into the future.”

The acquisition of Aleris reflects Mr. Liu’s commitment to disciplined operating investments over the long-term in an industry to which he has been committed for two decades. In addition to his role at Zhongwang USA, Mr. Liu is also the chairman and founder of China Zhongwang, the second largest aluminum extrusions product developer and manufacturer in the world and the largest in Asia. With the acquisition of Aleris, Mr. Liu will now oversee companies that have complementary geographic footprints and capabilities.

“This acquisition is an international expansion to establish a complementary business foothold, as I strongly believe in the potential and prospects of Aleris and the aluminum industry as a whole,” Mr. Liu said. “Aleris has a strong management team, talented employees and industry-leading capabilities with a complementary geographic footprint. As the company enters the final phase of its Lewisport automotive project, I believe Aleris is well-positioned to capitalize on the positive demand trends we see globally, and I look forward to supporting the Aleris management team in implementing their growth strategies and pursuing continued success with expanded resources and financial and operational flexibility.”

Since 2010, Aleris has been owned and controlled by a group led by certain investment funds of Oaktree Capital Management, L.P., with affiliates of Apollo Management, L.P., and Sankaty Advisors, LLC owning minority interests.

The transaction is expected to close in the first quarter of 2017 following the customary regulatory approvals and closing conditions.

Credit Suisse acted as financial advisor to Aleris. Fried, Frank, Harris, Shriver and Jacobson, LLP acted as legal advisors. Moelis & Co. advised the Aleris Board on certain aspects of this transaction. Paul, Weiss, Wharton & Garrison LLP acted as legal advisors to Oaktree Capital Management.

About Aleris

Aleris is a privately-held, global leader in aluminum rolled products serving diverse industries including aerospace, automotive, building and construction, commercial transportation and industrial manufacturing. Headquartered in Cleveland, Ohio, Aleris operates production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

About Zhongwang USA LLC

Zhongwang USA LLC is an investment company majority-owned by Liu Zhongtian through Zhongwang International Group Limited, parent company of China Zhongwang. China Zhongwang is the world’s second largest industrial aluminum extrusion developer and manufacturer. It was listed on The Stock Exchange of Hong Kong in 2009.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements under headings with “Outlook” in the title and statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund capital expenditures. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions and divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-uses, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) increases in the cost, or limited availability, of raw materials and energy; (5) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (6) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (7) our ability to fulfill our substantial capital investment requirements; (8) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry end-uses we serve; (9) our ability to retain the services of certain members of our management; (10) the loss of order volumes from any of our largest customers; (11) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (12) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (13) variability in general economic conditions on a global or regional basis; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (17) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (18) our ability to access the credit or capital markets; (19) the possibility that we may incur additional indebtedness in the future; (20) limitations on operating our business as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under the Senior Notes; (21) the transaction contemplated by the merger agreement (including the possibility that the transaction may not close or that, if a transaction does close, our stockholders may not realize the anticipated benefits from such transaction) entered into in August 2016, and (22) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

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